UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 15, 2005

MSC.SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8722	95-2239450
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California		92707
(Address of Principal Executive Offices)		(Zip Code)

(714) 540-8900

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 15, 2005, Glenn Wienkoop commenced employment with MSC.Software Corporation (the “Company”)  under the terms of a letter agreement (the “Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  Pursuant to the Agreement, among other things, Mr. Wienkoop:

•      Is the President and Chief Operating Officer of the Company;

•      Has a base salary of $330,000 per annum and will be eligible to participate in the Company’s Executive Bonus Program that is targeted at 70% of Mr. Wienkoop’s base salary;

•      Has received stock options covering 275,000 shares of the Company’s common stock evidenced by and subject to the terms and conditions of a Non-Qualified Stock Option Agreement in substantially the form attached hereto as Exhibit 10.2 and incorporated herein by reference.

•      Has received a one-time right to purchase an additional 100,000 shares of restricted common stock of the Company at a purchase price of $11.00 per share, which right will be exercisable until August 29, 2005 subject to a Restricted Stock Purchase Agreement, the form of which is attached hereto as Exhibit 10.3 and incorporated herein by reference; and

•      Has been granted 40,000 performance stock units which will vest only if  (l) during the two years ended August 15, 2007, the closing price or last sale price, as applicable, per share of the Company’s common stock as reported on the composite tape for securities listed on either the New York Stock Exchange or the NASDAQ National Market equals or exceeds $20.00 for each of at least 30 consecutive trading days, or (2) the Company is sold in a transaction that results in a majority change in ownership of the Company and in which the value of the per-share consideration received by the holders of the Company’s common stock in respect of such sale equals or exceeds $20.00.  Grant of performance stock units is evidenced by a Performance Stock Unit Agreement in substantially the form attached hereto as Exhibit 10.4 and incorporated herein by reference.

Mr. Wienkoop will be entitled to receive the Company’s executive benefits and the Company will assist Mr. Wienkoop in his relocation to Southern California, including reimbursement of relocation costs and costs associated with the sale of his current home, not to exceed $300,000 in the aggregate, and assistance from the Company with a portion of any shortfall in the sale price for his existing home below an appraised amount.

In addition, if, during the first year of his employment,  the Company terminates Mr. Wienkoop’s employment for any reason other than for Cause, Mr. Wienkoop will be entitled to receive a severance payment equal to 100% of his then current salary.

Further, the Company has entered into a Severance Compensation Agreement with Mr. Wienkoop.  A copy of this Severance Compensation Agreement is included in this Form 8-K as Exhibit 10.5, and is incorporated by reference in this Item 1.01.  The Severance Compensation Agreement provides, among other things, that if Mr. Wienkoop’s employment is terminated (as described below), within two years after a Change in Control of the Company (as defined below), Mr. Wienkoop is entitled to receive (i) his full base salary through the date of termination plus credit for any unused vacation; (ii) his pro rata share of his annual bonus award for the year of termination; (iii) 2.5 times the sum of Mr. Wienkoop’s annualized base salary plus annual bonus; and (iv) a “gross-up payment for any excise tax imposed by Section 4999 of the Internal Revenue Code and any taxes on such gross-up amount.  In addition, all stock options held by Mr. Wienkoop will immediately vest and become exercisable and the Company will continue Mr. Wienkoop’s medical and dental benefits until the earlier of 2-1/2 years after the date of termination and commencement of full-time employment by Mr. Wienkoop.

Under the Severance Compensation Agreement, Mr. Wienkoop has agreed, during his employment and for a period of 2-1/2 years following termination of his employment for any reason, not to engage in the management or control of, or serve as an employee, consultant, agent, proprietor, principal, partner, major shareholder, corporate officer or director of, any person, firm, corporation or business that directly and substantially competes with the products and services of the Company.

Under the Severance Compensation Agreement, a Change in Control of the Company shall be deemed to have occurred if:

(i) there shall be consummated any consolidation or merger of the Company and, as a result of such consolidation or merger (x) less than 50% of the outstanding common shares and 50% of the voting shares of the surviving or resulting corporation are owned, immediately after such consolidation or merger, by the owners of the Company’s common shares immediately prior to such consolidation or merger, or (y) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the surviving or resulting corporation’s outstanding common shares; or

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company shall be consummated; or

(iii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or

(iv) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of  20% or more of the Company’s outstanding common shares; or

(v) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election or the nomination for election by the Company’s shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

The provisions of the Severance Compensation Agreement shall apply to any termination of Mr. Wienkoop’s employment by the Company or by Mr. Wienkoop unless the termination is a result of (i) the Mr. Wienkoop’s death, Disability (as defined) or Retirement (as defined), (ii) Cause (as defined) or (iii) Mr. Wienkoop terminating his employment for other than Good Reason (as defined).

The Severance Compensation Agreement may be terminated on December 31 of any year after 2006 if Mr. Wienkoop has given at least 60 days advance notice of termination, and the Severance Compensation Agreement will terminate two years after a Change in Control of the Company if Mr. Wienkoop has not terminated his employment for Good Reason.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 15, 2005, Glenn Wienkoop, age 58, was appointed the President and Chief Operating Officer of the Company.

Mr. Wienkoop was President and Chief Operating Officer of:   BDNA Corporation, a software solution provider of IT asset management and governance from July 2004 to August 2005;  Portal Software, a software solution provider of billing and revenue management solutions for telecommunications from 2001 to 2004; and Structural Dynamics Research Corporation (“SDRC”), an international leader in Product Lifecycle Management (PLM) solutions, from 2000 until the acquisition of SDRC in  2001.

Mr. Wienkoop and the Company have entered into the Agreements described above under Item 1.01, and such descriptions are incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(c)	Exhibits

Item	Description

10.1	Letter Agreement between Glenn Wienkoop and the Company

10.2	Nonqualified Stock Option Agreement between Glenn Wienkoop and the Company

10.3	Form of Restricted Stock Purchase Agreement between Glenn Wienkoop and the Company

10.4	Performance Stock Unit Award Agreement between Glenn Wienkoop and the Company

10.5	Severance Compensation Agreement between Glenn Wienkoop and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSC.SOFTWARE CORPORATION
(Registrant)

		By:	/s/ JOHN J. LASKEY
Date:	August 19, 2005		John J. Laskey
Senior Vice President and Chief Financial Officer